UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

PENN VIRGINIA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

16285 Park Ten Place Suite 500 Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PVAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Background

On November 2, 2020, Penn Virginia Corporation, a Virginia corporation (the “Company”), entered into the following agreements:

•

a Contribution Agreement (the “Contribution Agreement”), by and among the Company, PV Energy Holdings, L.P., a Delaware limited partnership and newly formed subsidiary of the Company (the “Partnership”), and JSTX Holdings, LLC, a Delaware limited liability company (“Purchaser”) and affiliate of Juniper Capital Advisors, L.P. (“Juniper”), pursuant to which, among other things, upon the satisfaction of the terms and conditions set forth therein, (i) the Company will contribute to the Partnership all of its equity interests in Penn Virginia Holding Corp., a Delaware corporation (“Holdings”), that will be converted into a limited liability company prior to the closing date of the Transactions (as defined below) (the “Closing Date”), in exchange for a number of newly issued common units representing limited partner interests of the Partnership (the “Common Units”) equal to the number of shares of the Company’s common stock, par value $0.01 (the “Common Stock”), outstanding as of the Closing Date and (ii) Purchaser will contribute to the Partnership, as a capital contribution, $150,000,000 in exchange for 17,142,857 newly issued Common Units. In addition, Purchaser will acquire 171,429 shares of newly designated Series A Preferred Stock, par value $0.01, of the Company (the “Preferred Stock”) (which Preferred Stock will be a non-economic voting interest), at a price equal to the par value of the shares acquired; and

•

a Contribution Agreement (the “Asset Agreement” and, together with the Contribution Agreement, the “Transaction Agreements”), by and among Rocky Creek Resources, LLC, a Delaware limited liability company and affiliate of Juniper (“Rocky Creek”), the Company and the Partnership, pursuant to which the Company will purchase certain oil and gas leasehold and other real and personal property interests in Lavaca County, Texas and Fayette County, Texas and assume certain liabilities from Rocky Creek, in exchange for 4,959,000 newly issued Common Units at a price per unit of $7.74, or $38,382,660 in the aggregate (the “Purchase Price”), subject to adjustment as set forth therein. In addition Rocky Creek will acquire 49,590 shares of Preferred Stock at a price equal to the par value of the shares acquired.

The transactions contemplated by the Contribution Agreement are herein referred to as the “Equity Transaction” and the transactions contemplated by the Asset Agreement are herein referred to as the “Asset Transaction,” and together the “Transactions.” The Common Units to be issued in the Transactions are referred to herein as the “Purchased Units,” and the Preferred Stock to be issued in the Transactions is referred to herein as the “Purchased Preferred Stock”. Collectively, the Purchased Units and the Purchased Preferred Stock are referred to herein as the “Purchased Securities.”

Contribution Agreement

Under the Contribution Agreement, each of the Company, the Partnership, and the Purchaser has made customary representations and warranties and agreed to customary covenants. The Equity Transaction is subject to various closing conditions, including (i) the approval of the Company’s shareholders (the “Company Shareholders”) relating to (A) the issuance of the Purchased Securities in the Equity Transaction and (B) the issuance of the Purchased Securities in the Asset Transaction, in each case by the holders of a majority of all votes cast at a meeting of the Company Shareholders held to vote on such matter, in each case for purposes of complying with applicable Nasdaq listing rules (collectively, whether or not presented as a single proposal, the “Shareholder Proposal” and such approval, the “Shareholder Approval”), (ii) the absence of specified adverse laws or orders, (iii) the expiration of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) no material adverse effect having occurred with respect to the Company and its subsidiaries, as applicable, (v) the Second Lien Credit Agreement Amendment (as defined below) remaining in full force and effect, (vi) the Company having obtained the necessary consents, waivers, or amendments with respect to the Company’s Credit Agreement, dated as of September 12, 2016, by and among Holdings, as borrower, the Company, the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “RBL”), and (vii) the filing of all notices and other documents relating to the listing of the Common Stock for which the

Purchased Units may be exchanged upon redemption pursuant to the Partnership Agreement (as defined below). Each party’s obligation to consummate the Equity Transaction is also subject to certain additional customary conditions, including (i) the accuracy of the representations and warranties of the other party, subject to certain materiality qualifiers, and (ii) performance in all material respects by the other party of its obligations under the Contribution Agreement. The closing of the transactions contemplated under the Contribution Agreement is also conditioned upon the contemporaneous closing of the transactions contemplated under the Asset Agreement (such closings, collectively, the “Closing”).

Prior to, but not after, the Shareholder Approval is obtained, the Board of Directors of the Company (the “Board”) may withdraw, modify or qualify its recommendation that the Company Shareholders approve the Shareholder Proposal (a “Change in Recommendation”) if the Board determines in good faith, after consultation with its outside legal advisors and financial advisors, that the failure to make such a Change in Recommendation would be inconsistent with the fiduciary duties owed by the Board to the Company Shareholders under applicable law, subject to providing Purchaser and Rocky Creek at least three business days’ notice.

The Contribution Agreement contains certain termination rights, including, for both the Company and the Purchaser (i) if the closing of the Equity Transaction is not consummated by May 2, 2021, (ii) upon mutual written consent, (iii) if the consummation of the Equity Transaction is prohibited by law, (iv) if the Asset Agreement is terminated for any reason, (v) if the Shareholder Approval is not obtained, and (vi) if there is a breach of a representation, warranty, covenant or other agreement by the other party which has not been cured within 30 days following written notice from the other party of such breach. The Contribution Agreement also contains termination rights for (i) the Purchaser if the Board effects a Change in Recommendation and (ii) the Company if the Board effects a Change in Recommendation to enter into an alternative proposal. The Contribution Agreement further provides that, upon termination of the Contribution Agreement under certain circumstances, the Company would be required to pay Purchaser a termination fee equal to $7,500,000 or reimburse Purchaser for certain expenses. In the event the Company is required to reimburse Purchaser’s expenses, the expense reimbursement under the Contribution Agreement and Asset Agreement will not exceed $2,826,000 in aggregate.

In connection with the transactions contemplated by the Contribution Agreement, Juniper Capital III, L.P., the parent of Purchaser, executed a limited guarantee (the “Limited Guarantee”), dated as of November 2, 2020, pursuant to which Juniper Capital III, L.P. agreed to guarantee Purchaser’s obligations contained in the Contribution Agreement, subject to the terms and conditions contained in the Limited Guarantee.

Asset Agreement

Under the Asset Agreement, all of Rocky Creek’s right, title and interest to its oil and gas interests and associated assets (including seismic data) located within Lavaca County, Texas, and certain of its assets located in Fayette County, Texas will be contributed to the Partnership, except for Rocky Creek’s royalty and override owning subsidiary and a customary list of exclusions (the “Assets”). The Company will also assume all of the liabilities associated with the Assets except a customary subset of retained liabilities, including those relating to (i) certain tax matters, (ii) excluded assets, (iii) pre-closing personal injury or death, (iv) pre-closing transport or disposal of hazardous materials offsite, (v) pre-effective time mispayment of royalties, (vi) certain employee matters, (vii) scheduled litigation (or litigation that should have been scheduled), (viii) civil fines or criminal liability and (ix) debt or hedge contracts.

Each of the Company, the Partnership and Rocky Creek has made customary representations and warranties, and, Rocky Creek, subject to certain limitations, will indemnify the Company for breaches of its representations, warranties, covenants or agreements, and its retained liabilities. Rocky Creek’s indemnification obligations will be supported after the closing by an indemnity escrow, half of which will be released 180 days after the Closing Date, with remaining amounts to be released one year after the Closing Date. Rocky Creek’s indemnification obligations are subject to certain customary limitations, including thresholds, deductibles and survival periods.

Additionally, the Asset Transaction is subject to various closing conditions, which are substantially similar to the closing conditions contained in the Contribution Agreement, with the exception that, with respect to the Assets, (i) the total cost of certain title defects, environmental liabilities and casualty losses and (ii) the value of assets excluded pursuant to the Asset Agreement as of the Closing Date must be, in the aggregate, less than 25% of the unadjusted value of the Common Units issued to Rocky Creek pursuant to the Asset Agreement. The closing of the transactions contemplated under the Asset Agreement is also conditioned upon the contemporaneous closing of the transactions contemplated by the Contribution Agreement.

The Asset Agreement also contains provisions relating to the Board’s ability to effect a Change in Recommendation and termination provisions, that are, in each case, substantially similar to the corresponding provisions in the Contribution Agreement. The Asset Agreement further provides that, upon termination of the Asset Agreement under certain circumstances, the Company would be required to pay Rocky Creek a termination fee equal to $1,919,133 or reimburse Rocky Creek for certain expenses. In the event the Company is required to reimburse Rocky Creek’s expenses, the expense reimbursement under the Asset Agreement and Contribution Agreement will not exceed $2,826,000 in aggregate.

Other Ancillary Agreements

The Contribution Agreement contemplates the execution by the parties of various agreements at the Closing, including, among others:

•	a certificate of designation establishing the Preferred Stock and containing the powers, designations, preferences and rights of the Preferred Stock;

•

an amended and restated partnership agreement of the Partnership (the “Partnership Agreement”) defining the rights of the parties thereto, including the Company, and pursuant to which, beginning 180 days after closing, Purchaser and Rocky Creek will have the right to redeem or exchange the Purchased Units (together with 1/100 of a share of Preferred Stock for each Common Unit redeemed or exchanged) for shares of Common Stock or, at the Partnership’s election, cash; and

•

an investor and registration rights agreement providing for, collectively with the Certificate of Designation, certain rights and obligations with respect to the governance of the Company, including rights to nominate a number of members of the Board based on Juniper’s beneficial ownership and certain registration rights with respect to the Common Stock issuable upon redemption of the Purchased Units pursuant to the Partnership Agreement.

Director Designation Rights and Post-Closing Governance

At the Closing, the Board will be increased from four members to nine members, and Juniper will designate five new members to the Board. So long as Juniper and its permitted transferees continuously own a threshold amount of the Total Shares (as defined below), Juniper will have certain director designation rights, and the Board will be composed of directors, as specified below:

•

at least 50% of the Total Shares (i) up to five directors (who may all be affiliates or employees of Juniper or its affiliates (“Investor Affiliated Directors”)) designated by Juniper, (ii) three independent directors that are not affiliated with Juniper (“Non-Affiliated Directors”) and (iii) the Chief Executive Officer (“CEO”);

•

at least 40%, but less than 50%, of the Total Shares (i) up to four directors (who may all be Investor Affiliated Directors) designated by Juniper, (ii) three Non-Affiliated Directors, (iii) the CEO and (iv) one Non-Affiliated Director as recommended by the Nominating & Governance Committee (the “Governance Committee”);

•

at least 30%, but less than 40%, of the Total Shares (i) up to three directors (who may all be Investor Affiliated Directors) designated by Juniper, (ii) three Non-Affiliated Directors and (iii) the CEO;

•

at least 20%, but less than 30%, of the Total Shares (i) up to two directors (who may all be Investor Affiliated Directors) designated by Juniper, (ii) three Non-Affiliated Directors and (iii) the CEO; and

•	at least 10%, but less than 20%, of the Total Shares (i) up to one director designated by Juniper (who may be an Investor Affiliated Director), (ii) three Non-Affiliated Directors and (iii) the CEO.

“Total Shares” means (i) the number of shares of Common Stock issuable upon redemption or exchange of Common Units for Common Stock pursuant to the Partnership Agreement plus (ii) the number of shares of Common Stock then-outstanding.

Subject to compliance with applicable law and stock exchange rules, (i) if Juniper owns at least 50% of the Total Shares, the Governance Committee will include at least one Non-Affiliated Director and (ii) if Juniper owns less than 50%, the Governance Committee will include at least one Investor Affiliated Director and one Non-Affiliated Director (who shall not be the director referred to in clause (iv) of the second bullet above).

Juniper has agreed to vote in favor of the nominees proposed by the Governance Committee at the Company’s 2021 annual meeting (which shall include Mr. Henke, as the Chief Executive Officer, and the Company’s other current Board members or their replacements).

The Contribution Agreement and Asset Agreement are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated into this Item 1.01 by reference. The foregoing summary of the Transaction Agreements has been included to provide investors and security holders with information regarding the terms of the Transaction Agreements and is qualified in its entirety by the terms and conditions of the applicable Transaction Agreement. It is not intended to provide any other factual information about the parties thereto or their respective subsidiaries and affiliates. The Transaction Agreements contain representations and warranties by each of the parties thereto, which were made only for purposes of the applicable Transaction Agreement and as of dates specified therein. The representations, warranties and covenants in the Transaction Agreements were made solely for the benefit of the contracting parties thereto; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Second Lien Credit Agreement Amendment

On November 2, 2020, the Company entered into the Amendment No. 1 to Credit Agreement (the “Second Lien Credit Agreement Amendment”) to its Credit Agreement dated as of September 29, 2017 (the “Credit Agreement”), among the Company, Holdings, as borrower, the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and collateral agent. Upon the consummation of the Transactions and the satisfaction of certain other conditions precedent set forth therein, including the prepayment of $50.0 million of outstanding advances under the Credit Agreement and the prepayment of $100.0 million of outstanding loans under the RBL (less all applicable costs, fees and expenses in connection with the Transactions and the Credit Agreement and RBL), the Second Lien Credit Agreement Amendment provides that, in addition to other changes described therein, the Credit Agreement will be automatically amended (the “Amendment Effective Date”) to (1) extend the maturity date of the Credit Agreement to September 29, 2024 (the “Maturity Date”), (2) increase the margin applicable to advances under the Credit Agreement as further described below; (3) impose certain limitations on capital expenditures, acquisitions and investments if the Asset Coverage Ratio (as defined therein) at the end of any fiscal quarter is less than 1.25 to 1.00 and (4) require maximum and, in certain circumstances as described therein, minimum hedging arrangements. In addition, upon the consummation of the Transactions and the satisfaction of certain other conditions precedent, the guarantee of the Company will be released and the Partnership will become a guarantor.

Upon the Amendment Effective Date, the Company will be required to make quarterly amortization payments equal to $1,875,000, and outstanding borrowings under the Credit Agreement will bear interest at a rate equal to, at the option of the borrower, either (a) customary reference rate based on the prime rate plus an applicable margin of 8.25% or (b) a customary London interbank offered rate plus an applicable margin of 7.25%; provided that the applicable margin will increase to 9.25% and 8.25% respectively during any quarter in which the quarterly amortization payment is not made. Interest on reference rate borrowings is payable quarterly in arrears and is computed on the basis of a year of 365/366 days, and interest on eurocurrency borrowings is payable every one or three months (including in three month intervals if the Borrower selects a six month interest period), at the election of the Borrower, and is computed on the basis of a 360-day year.

After the Amendment Effective Date, Holdings has the right, to the extent permitted under the Credit Agreement and the Intercreditor Agreement (as defined therein), to prepay loans under the Credit Agreement at any time, subject to the following prepayment premiums (in addition to customary “breakage” costs with respect to eurocurrency loans): during the year after the Amendment Effective Date, 102% of the amount being prepaid; during year two after the Amendment Effective Date, 101% of the amount being prepaid; and thereafter, no premium. The Credit Agreement also provides for the following prepayment premiums in the event of a change in control that results in an offer of prepayment that is accepted by the lenders under the Credit Agreement: during years one and two after the Amendment Effective Date, 102% of the amount being prepaid; during year three after the Amendment Effective Date, 101% of the amount being prepaid; and thereafter, no premium.

The foregoing description of the Second Lien Credit Agreement Amendment is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K pertaining to the Second Lien Credit Agreement Amendment is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

2.1	Contribution Agreement, dated as of November 2, 2020, by and among Penn Virginia Corporation, PV Energy Holdings, L.P. and JSTX Holdings, LLC*

2.2	Contribution Agreement, dated as of November 2, 2020, by and among Penn Virginia Corporation, PV Energy Holdings, L.P. and Rocky Creek Resources, LLC *

10.1	Amendment No. 1 to Credit Agreement, dated as of November 2, 2020, by and among Penn Virginia Corporation, Penn Virginia Holding Corp. as borrower, the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and collateral agent

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

Forward-Looking Statements

The information contained herein includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in the information contained herein. These include the expected timing and likelihood of completion of the Transactions, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transactions that could reduce anticipated benefits or cause the parties to abandon the Transactions; the ability to successfully integrate the assets to be acquired in the Transactions; the occurrence of any event, change or other circumstances that could give rise to the termination of the contribution agreements related to the Transactions; the possibility that shareholders of the Company may not approve the issuance of equity in the Transactions; the risk that the parties may not be able to satisfy the conditions to the Transactions in a timely manner or at all; the risk that any announcements relating to the Transactions could have adverse effects on the market price of the Common Stock, the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on the Company’s operating results and business generally; the risk the pending Transactions could distract management from ongoing business operations or cause the Company to incur substantial costs; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on the Company’s website at www.pennvirginia.com and on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transactions, the Company will file a proxy statement and other documents with the SEC. Investors and security holders are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information regarding the Transactions.

A definitive proxy statement will be sent to shareholders of the Company relating to the approval of, among other things, the issuance of the Company’s equity securities in the Transactions. This presentation is not a substitute for any proxy statement or any other document which the Company may file with the SEC in connection with the proposed Transactions. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) and such other documents relating to the Company may also be obtained free-of-charge by directing a request to Penn Virginia Corporation, Attn: Clay Jeansonne, 16285 Park Ten Place, Suite 500, Houston, TX 77084, or from the Company’s website, www.pennvirginia.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Transactions. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement when it is filed with the SEC. Information about the Company’s executive officers and directors can be found in the above-referenced proxy statement when it becomes available and in the Company’s proxy statement relating to its 2020 Annual Meeting of Shareholders filed with the SEC on April 7, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PENN VIRGINIA CORPORATION

Date: November 5, 2020

	By:	/s/ Katherine Ryan
Katherine Ryan
Vice President, Chief Legal Counsel
and Corporate Secretary